Exhibit 10.11

AMENDMENT TO

MORGAN STANLEY 401(k) SAVINGS PLAN

Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley 401(k) Savings Plan (the “401(k) Savings Plan”) as follows:

1. Effective December 23, 2009, Section 2, Definitions, shall be amended by inserting after the definition of “Affiliated Group” a new definition of “After-Tax Contributions” as follows:

“After-Tax Contributions” means the contributions so described in Section 5(a)(ii).”

2. Effective January 1, 2010, Section 2, Definitions, shall be amended by inserting the following at the end of the definition of “Earnings”:

“Effective January 1, 2010, Earnings of a Participant means base salary, cash bonuses, commissions, overtime and other cash compensation paid by a Participating Company to a Participant for services rendered as an Eligible Employee. Earnings also include any salary reduction amounts elected by a Participant pursuant to an arrangement maintained by a Participating Company under Code section 401(k), 125 or 132(f)(4). Earnings exclude, without limitation: (a) earnings paid for any period prior to the date an Employee becomes an Eligible Employee or during a period the Employee is not an Eligible Employee, (b) non-cash compensation, (c) imputed income, (d) cash payments made to or on behalf of a Participant for an employment-related expense or in the nature of an allowance, such as medical or expense reimbursements, cost of living, relocation or transition allowances, tax equalization or gross-up payments and employee referrals, (e) amounts payable under continued service bonus agreements (generally payable by the fourth anniversary of hire), (f) amounts paid after the 10th day of the month following the month in which the Participant’s employment with the Affiliated Group terminates, (g) any amounts paid as severance award or settlement in connection with an Employee’s termination of employment, and (h) any amounts paid under any plan or payroll practice on account of retirement, disability or death of an Employee or his/her dependents. In addition, with respect to deferred (other than under Code section 401(k)) or executive compensation, Earnings (i) will not include any such amount when awarded, contributed or deferred, (ii) will not include periodic distributions of earnings or dividend equivalents, such as dividend equivalent payments under the Morgan Stanley Equity Incentive Compensation Plan, (iii) will not include amounts that are paid in settlement of an award or deferral, and (iv) will not include any payment or deferral in respect of a carried interest plan or a profits participation plan maintained by Morgan Stanley Real Estate

Funds. Notwithstanding the foregoing, in no event will Earnings include amounts that are not considered ‘compensation’ for purposes of Code section 415 and the regulations promulgated thereunder.

“If any person should receive Earnings during the same payroll period from a Participating Company and also from a Foreign Subsidiary, and if such person is considered an Eligible Employee pursuant to the third sentence of the definition of that term, the aggregate amount so received shall be treated as his or her Earnings.

“Notwithstanding the foregoing, the annual Earnings of each Participant taken into account under the Plan, including in determining the Pre-Tax Contributions, After-Tax Contributions and Roth Elective Deferrals a Participant may elect to contribute and, except as otherwise provided below, in determining Company Contributions, shall not exceed the compensation limit under Code section 401(a)(17), as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). In addition, the annual Earnings taken into account in determining allocations of Fixed Contributions to an eligible Participant for any given Plan Year shall not exceed $100,000.”

3. Effective June 1, 2009, Section 2, Definitions, shall be amended by inserting the following at the end of the definition of “Testing Compensation”:

“Notwithstanding the foregoing, any base salary, cash bonuses, commissions, overtime or other compensation paid after a Participant’s severance from employment may be included in Testing Compensation to the extent permitted by Code section 415(c) and the regulations thereunder and designated by the Plan Administrator on a nondiscriminatory basis.”

4. Effective January 1, 2010, Section 2, Definitions, shall be amended by inserting the following at the end of the definition of “Testing Compensation”:

“Effective January 1, 2010, ‘Testing Compensation’ means the total compensation actually paid to an Eligible Employee for a Plan Year by the Affiliated Group member that employs the Eligible Employee, as reported on the Internal Revenue Service Form W-2 (or its equivalent) issued with respect to the Eligible Employee, plus any elective deferrals or contributions made with respect to the Eligible Employee as described in Code section 415(c)(3)(D), including elective deferrals or contributions under Code section 401(k), 125 or 132(f)(4) under a plan of the Affiliated Group member, provided that, to the extent applicable, the annual compensation of an Eligible Employee taken into account shall not exceed the $200,000 compensation limit under Code section 401(a)(17), as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Any base salary, cash bonuses, commissions, overtime or other compensation paid after a Participant’s severance from employment may be included in Testing Compensation to the extent permitted by Code section 415(c) and the regulations thereunder and designated by the Plan Administrator on a nondiscriminatory basis.”

5. Effective December 23, 2009, Section 5(a), Pre-Tax and Catch-Up Contributions, is renamed “Pre-Tax, After-Tax and Catch-Up Contributions”, subsection (ii), Catch-Up Contributions, is redesignated as subsection (iii), and a new subsection (ii) is inserted as follows:

“(ii) After-Tax Contributions. A Participant who is not a Highly Compensated Employee may make After-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 30% of the Participant’s Earnings for such year regardless of whether the Participant is making any Pre-Tax Contributions. The Plan Administrator may at any time and from time to time limit the amount of After-Tax Contributions, or the combined amount of Pre-Tax and After-Tax Contributions, allowed to be made by some or all eligible Participants to ensure compliance with applicable Code requirements.”

6. Effective December 23, 2009, newly designated Section 5(a)(iii), Catch-Up Contributions, is amended by inserting the following as the penultimate sentence thereof:

“Effective December 23, 2009, to the extent permitted by the Plan Administrator, catch-up contributions made by a Participant may be designated as Roth catch-up contributions, which shall be separately accounted for by the Plan Administrator.”

7. Effective December 23, 2009, Section 5(b), Changing the Rate and Suspension of Employee Contributions, is amended by inserting “and/or After-Tax Contributions” immediately following each reference to Pre-Tax Contributions therein.

8. Effective July 1, 2009, Section 5(d), Distribution of Excess Elective Deferrals, is amended by deleting the parenthetical phrase in the third sentence thereof and inserting “(adjusted for any income or loss allocable through the end of the tax year for which such Excess Elective Deferral was made)” in lieu thereof.

9. Effective July 1, 2009, Section 5(f)(i), Distribution of Excess Contributions, is amended by deleting the phrase “up to the date of distribution” in the second sentence thereof and inserting “through the end of the tax year in which such Excess Contribution is made” in lieu thereof.

10. Effective July 1, 2009, Section 5(h)(i), Distribution of Excess Aggregate Contributions, is amended by deleting the word “thereto” in the first sentence thereof and inserting “through the end of the year in which such Excess Aggregate Contribution is made” in lieu thereof.

11. Effective July 1, 2009, Sections 5(i)(iii)(2) and 5(j), shall be amended by inserting the following at the end thereof:

“Notwithstanding anything herein to the contrary, the Plan shall not accept any Rollover Contribution from another plan sponsored or maintained by the Company or any member of the Company’s Affiliated Group.”

12. Effective December 23, 2009, Section 5(k), Salary Reduction and Tax Status of Pre-Tax Contributions, is amended by inserting the parenthetical “(other than Roth catch-up contributions)” immediately following the reference to catch-up contributions therein.

13. Effective July 1, 2009, Section 10(a), Amount of Benefit, is amended by inserting the following immediately after the first sentence thereof:

“Notwithstanding anything in this Section 10(a) to the contrary, vesting is provided under the Plan to the extent required under Code section 411(a).”

14. Effective July 1, 2009, Section 10(a)(ii), Vesting in Cash Dividends, is amended by deleting the phrase “with respect to which” in the first sentence thereof and inserting the phrase “without regard to whether” in lieu thereof.

15. Effective July 1, 2009, Section 11(g), Optional Direct Rollover of Eligible Rollover Distributions, is amended by deleting subsection (i) and inserting the following in lieu thereof:

“(i) A participant who receives a distribution described in Section 11(a) or a withdrawal described in Section 12 may direct the Plan Administrator to directly roll over all or any portion of the distribution or withdrawal as permitted by Code sections 401(a)(31) and 402(c). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only as permitted in Code section 402(c)(2).”

16. Effective December 23, 2009, Section 12(b)(iii) is amended by adding the following to the end thereof:

“Effective December 23, 2009, a Participant may withdraw amounts attributable to After-Tax Contributions at any time.”

17. Effective January 1, 2010, Section 12(g)(v), Loan Repayment Terms, is amended by inserting the following after the sixth sentence thereof:

“Notwithstanding the foregoing, effective January 1, 2010, in the discretion of the Plan Administrator on a nondiscriminatory basis, the note may provide (or may be amended to provide) that if a Participant with an outstanding loan terminates employment as a result of a Release, such Participant may continue making loan repayments directly to the Benefit Center for up to the lesser of (1) the remainder of the period of such loan or (2) a period of up to one year after such Participant’s termination of employment and that any outstanding principal and interest due at the end of such period shall be paid immediately thereafter.”

18. Effective December 23, 2009, Section 13(b)(ii), Disposition of Excess Amounts, is amended by deleting the phrase “Roth Elective Deferrals, if any, and then the Participant’s Pre-Tax Contributions” and inserting the following in lieu thereof:

“the Participant’s Pre-Tax Contributions, Roth Elective Deferrals and/or After-Tax Contributions”

* * * * * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of this 29th day of December, 2009.

MORGAN STANLEY & CO.
INCORPORATED

By:	/s/ KAREN JAMESLEY
Title:	Global Head of Human Resources